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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JDS Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan of our report dated January 22, 2001, with respect to the consolidated financial statements of SDL, Inc. included in JDS Uniphase's Current Report (Form 8-K/A) dated February 13, 2001, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP


San Jose, California
April 5, 2001

















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